Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------

We hereby consent to the incorporation of our report, dated April 12, 2000, included in the Form 10-KSB in the previously filed Registration Statements of PTN Media, Inc. and subsidiary on Form S-8 (File No. 333-80771) and on Form S-3 (File No. 333-51600)


/s/  LAZAR LEVINE & FELIX LLP

LAZAR LEVINE & FELIX LLP

New York, New York
April 16, 2001